SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     January 19, 1998
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                         HARVEST RESTAURANT GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


                                      Texas
                                      -----
                 (State or Other Jurisdiction of Incorporation)


        33-95796                                          76-0406417
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(Commission File Number)                               (I.R.S. Employer
                                                       Identification No.)


1250 N.E. Loop 410, Suite 335, San Antonio, Texas                 78209
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(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:     (210) 824-2496
                                                        --------------

                         CluckCorp International, Inc.
                         -----------------------------
         (former name or former address, if changed since last report)






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                   INFORMATION INCLUDED IN REPORT ON FORM 8-K


Item 5.  Other Events

As of January 19, 1998, an area developer which operates nine Harvest Rotisserie restaurants in Florida, Indiana and North Carolina closed four of these restaurants due to the Company's inability to provide additional working capital financing to the area developer and operating losses caused in part due to the inability to develop a sufficient number of stores to reach critical mass in the market place. It is expected that the area developer may close the remaining five restaurants within the next 30 to 60 days. The Company had purchased eight of these restaurants from Kenny Rogers Roasters and assigned them to the area developer for operation as Harvest Rotisserie restaurant franchises. The Company remains liable on the leases it executed with the landlords and as guarantor of approximately $1.5 million of the area developer's obligations owed to third parties. The Company expects to incur a loss of approximately $3 million associated with the closure of all the area developer's restaurants.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HARVEST RESTAURANT GROUP, INC.
                                         (Registrant)


                                         By: s/ William J. Gallagher
                                             -----------------------------------
                                         William J. Gallagher
Date:      January 29, 1998              Chairman and Chief Executive Officer
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